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                                  Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Blue Ridge Energy, Inc.

         We consent to incorporation by reference in the Form 10KSB of Blue Ridge Energy, Inc. of our report dated March 28, 2001 relating to the balance sheets of Blue Ridge Energy, Inc. as of December 31, 2000 and 1999 and the related statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2000.





Looney, Samson & Associates P.L.L.C.

Dallas, Texas
March 28, 2001